Exhibit 10.1

SERENA SOFTWARE, INC.

AMENDED AND RESTATED

2006 STOCK INCENTIVE PLAN

1. Purpose of the Plan.

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Stock Awards. The Company expects that it will benefit from the added interest that such persons will have in the welfare of the Company as a result of their proprietary interest in the Company.

2. Definitions.

(a) Affiliate. Affiliate means, (i) with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company, and (ii) with respect to SLP any entity or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) directly, or indirectly through one or more intermediaries, controlling or controlled by or under common control with SLP, respectively, but excluding the Company and the Company’s Subsidiaries and other Affiliates that the Company controls. Solely with respect to the granting of any Incentive Stock Options, Affiliate of the Company means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) Beneficial Owner. The term “beneficial owner” shall have the meaning given to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules thereto).

(c) Board. Board means the Board of Directors of the Company.

(d) Cause. Cause means any of the following:

(i) a Participant’s willful and continued failure to perform his or her material duties with respect to the Company or its Affiliates, which continues beyond 10 business days after a written demand for substantial performance specifying such failure(s) is received by the Participant from the Company (the “Cure Period”); or

(ii) the willful or intentional engaging by a Participant in conduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or SLP (taking into account their respective Affiliates); or

(iii) a Participant’s conviction for, or a plea of nolo contendre to, the commission of a felony; or

(iv) any material breach by a Participant of his or her employment or service agreement with the Company or any of its Affiliates or of any applicable policy of the Company or any of its Affiliates, which breach is not cured pursuant to the terms of such agreement or policy and which breach causes a demonstrable injury, monetarily or otherwise, to the Company, SLP or their respective Affiliates.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Cause (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Cause or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e) Change in Control. Change in Control means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all, of the consolidated assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than one or more of the Permitted Holders or any controlled Affiliates of the Permitted Holders; or

(ii) any person or group, other than one or more of the Permitted Holders or any controlled Affiliate of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

(iii) either a merger or consolidation of the Company into another Person which is not one or more of the Permitted Holders or a controlled Affiliate of the Permitted Holders if the stockholders of the Common Stock of the Company immediately prior to such transaction do not Own a majority of the outstanding common stock of the surviving company or its parent immediately after the transaction in substantially the same proportions relative to each other as immediately prior to such transaction;

if and only if such event listed in (i) through (iii) above results in the inability of SLP and its Affiliates to elect a majority of the Board of the Company or the resulting successor or controlling entity.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(f) Closing. Closing means the date on which Spyglass Merger Corp., a Delaware corporation, merged with and into the Company pursuant to that certain Agreement and Plan of Merger by and between Spyglass Merger Corp. and the Company, dated as of November 11, 2005, as such agreement may be amended from time to time.

(g) Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

(h) Committee. Committee means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(i) Common Stock. Common Stock means the common stock, par value $0.01 per share, of the Company.

(j) Company. Company means Serena Software, Inc. a Delaware corporation.

(k) Consultant. Consultant means any person engaged by the Company, a Subsidiary, or an Affiliate to render consulting or advisory services and who is compensated for such services. For the purposes of determining eligibility to participate in the Plan, the term Consultant shall be clarified pursuant to the provisions of Section 5(d).

(l) Continuous Service. Continuous Service means that the Participant’s service with the Company, a Subsidiary or an Affiliate in his or her capacity as an Employee, Director, or Consultant, as applicable, is not interrupted or terminated. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(m) Covered Employee. Covered Employee means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(n) Director. Director means a member of the Board of Directors of the Company.

(o) Disability. Disability means (i) before the Listing Date, the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person and (ii) after the Listing Date, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p) Effective Date. Effective Date means the date the Board approves the Plan.

(q) Employee. Employee means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(r) Entity. Entity means a corporation, partnership, limited liability company or other entity.

(s) Exchange Act. Exchange Act means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(t) Fair Market Value. Fair Market Value means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii) Prior to the Listing Date, the value of the Common Stock shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations or any successor thereto.

(iv) Notwithstanding the foregoing, the value of the Common Stock shall at all times be determined in a manner consistent with the regulations pursuant to Section 409A of the Code, as they may be amended from time to time.

For the avoidance of doubt, it is understood that the Fair Market Value of the Common Stock immediately after the Closing shall be $5.00 per share.

(u) Good Reason. Good Reason means:

(i) any reduction in the Participant’s base salary or the Participant’s annual incentive compensation opportunity (other than a general reduction, not to exceed 10%, in base salary or annual incentive compensation opportunities that affects all members of senior management proportionately); or

(ii) any of (A) a substantial reduction in the Participant’s duties, responsibilities or title or (B) if the Participant was employed by the Company or an Affiliate immediately prior to the Closing, the assignment of any duties or responsibilities at any time following the Closing that are materially inconsistent with Participant’s position or positions immediately prior to the Closing (provided, however, that with respect to clause (A) or (B) above, neither of (I) a change in Participant’s title or reporting relationships, nor (II) an adjustment in the nature of Participant’s duties and responsibilities that does not reduce Participant’s overall management responsibility shall be considered Good Reason), in either case during the 6-month period immediately following a merger, consolidation, tender offer, or other purchase or sale of a business that involves the Company; or

(iii) a transfer of the Participant’s primary workplace by more than thirty-five (35) miles from the Participant’s then existing primary workplace; or

(iv) failure of any successor to the business of the Company to assume the Company’s obligations under any applicable employment agreement.

Notwithstanding the foregoing, (i) the Participant’s written agreement to any of the above shall cause the event not to constitute “Good Reason” and (ii) the definition of Good Reason (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Good Reason or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(v) Incentive Stock Option. Incentive Stock Option means an option to acquire Common Stock intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, as amended from time to time.

(w) Listing Date. Listing Date means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

(x) Management Stockholders Agreement. Management Stockholders Agreement means the management stockholders agreement, dated as of March 7, 2006, entered into among the Company, SLP and various other holders of equity interests in the Company, as such agreement may be amended from time to time.

(y) Non-Employee Director. Non-Employee Director means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a Subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a Subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated under the federal securities laws (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) Nonstatutory Stock Option. Nonstatutory Stock Option means an option to acquire Common Stock not intended to qualify as an Incentive Stock Option.

(aa) Officer. Officer means (i) before the Listing Date, any person designated by the Company as an officer and (ii) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) Option. Option means an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to the Plan.

(cc) Option Agreement. Option Agreement means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) Optionholder. Optionholder means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) Outside Director. Outside Director means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury

Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff) Own, Owned, Owner, Ownership. A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities. For the purposes of determining the limitations applicable to Incentive Stock Options, this term shall include (i) for an individual for whom such limitation is being determined, such individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and (ii) with respect to stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

(gg) Participant. Participant means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh) Performance-Based Award. Performance-Based Award means a Stock Award granted pursuant to the provisions of Section 7(d) hereof.

(ii) Permitted Holder. Permitted Holder means, as of the date of determination, SLP or any investment fund that is an Affiliate of SLP.

(jj) Permitted Transferee. Permitted Transferee means any person to whom a Stock Award or share of Common Stock is transferred pursuant to the provisions of Sections 12(a) and/or 12(c) of this Plan.

(kk) Person. The term “person” shall have the meaning ascribed to such term by 13(d) or 14(d) of the Securities Act (or any successor section thereto).

(ll) Plan. Plan means this Serena Software, Inc. Amended and Restated 2006 Stock Incentive Plan.

(mm) Restricted Stock Purchase Award. Restricted Stock Purchase Award means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, if any, subject to the provisions of Subsection 7(a) of the Plan.

(nn) Restricted Stock Unit. Restricted Stock Unit means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, subject to the provisions of Subsection 7(b) of the Plan.

(oo) Rule 16b-3. Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(pp) Securities Act. Securities Act means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(qq) SLP. SLP means Silver Lake Partners II, L.P., a Delaware limited partnership.

(rr) Stock Appreciation Right. Stock Appreciation Right means a stock appreciation right granted pursuant to and subject to the provision of Subsection 7(c) of the Plan.

(ss) Stock Award. Stock Award means any right granted under the Plan, including, but not limited to: (i) Options (including Incentive Stock Options and Nonstatutory Stock Options), (ii) Restricted Stock Purchase Awards, (iii) Restricted Stock Units, and (iv) Stock Appreciation Rights.

(tt) Stock Award Agreement. Stock Award Agreement means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) Subsidiary. Subsidiary means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(vv) Ten Percent Stockholder. Ten Percent Stockholder means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(d).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Sections 15.

(iv) To terminate or suspend the Plan as provided in Section 16.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) International Stock Awards. With respect to Participants who reside or work outside the United States of America and who are not (and are not expected to be) Covered Employees, the Board may, in its sole discretion, amend the terms of the Plan and/or Stock Awards with respect to such Participants in order to conform such terms with the requirements of local law and/or to make such changes as are necessary or beneficial to the Company, its Affiliates and/or the Participants.

(d) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board some or all of the administration of the Plan. The Board or the Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers in accordance with the requirements of the Delaware General Corporation Law and/or other applicable law.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code) and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board or the Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers in accordance with the requirements of the Delaware General Corporation Law and/or other applicable law.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. Shares Subject to the Plan.

(a) Shares Reserved for Issuance Under the Plan. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate thirteen million five hundred fifteen thousand five hundred thirty-six (13,515,536) shares of Common Stock, reduced by the number of shares of Common Stock either (i) issued or (ii) subject to the terms of a Stock Award granted under an international stock incentive plan adopted by the Company, if any. To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall be reduced by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options shall be thirteen million five hundred fifteen thousand five hundred thirty-six (13,515,536) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award (or stock award granted under an international stock incentive plan, if any, adopted by the Company covered under Subsection 4(a) above) shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that such shares of Common Stock shall not be available for issuance pursuant to the exercise of Incentive Stock Options.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares.

(d) Share Reserve Limitation. Prior to the Listing Date and to the extent then required by Section 260.140.45 of Title 10 of the California Code of Regulations or any successor thereto (“Section 260.140.45”), the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar or other plan or award of the Company shall not exceed thirty percent (30%) (or such higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of Common Stock of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

5. Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants subject, however, to the limitations in Sections 5(c) and (d) hereof.

(b) Ten Percent Stockholders.

(i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii) Prior to the Listing Date, a Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is required or permitted by Section 260.140.41 of Title 10 of the California Code of Regulations or any successor thereto at the time of the grant of the Option.

(iii) Prior to the Listing Date, a Ten Percent Stockholder shall not be granted any other form of Stock Award unless the grant complies with the requirements of Section 260.140.42 of Title 10 of the California Code of Regulations or any successor thereto at the time of the grant of the Stock Award.

(c) Section 162(m) Limitation. Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options and other Stock Awards covering more than ten million (10,000,000) shares of Common Stock during any calendar year. This Section 5(c) shall not apply prior to the Listing Date and, following the Listing Date, this Section 5(c) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

(d) Consultants.

(i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act, as well as comply with the securities laws of all other relevant jurisdictions.

(ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

6. Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock

Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised, (ii) at the discretion of the Board at the time of the grant of the Option (1) by delivery to the Company of other Common Stock and satisfying any requirements imposed by the Board in relation thereto, or (2) in any other form of legal consideration that may be acceptable to the Board, (iii) if there is a public market for the Shares at such time, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (iv) a combination of the above. Unless otherwise specifically provided in the Option Agreement, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).

Wherever a Participant is permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering Common Stock, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the Common Stock acquired by the exercise of the Option. Where necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Minimum Vesting Prior to the Listing Date. Notwithstanding the foregoing Section 6(e), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations or any successor thereto at the time of the grant of the Option, then:

(i) Options granted prior to the Listing Date to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii) Options granted prior to the Listing Date to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

(g) Termination of Unvested Options. Any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other Person.

(h) Termination of Continuous Service – Resignation Without Good Reason. In the event an Optionholder’s Continuous Service is terminated by the Optionholder’s resignation without Good Reason, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise permitted by the Company) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate.

(i) Termination of Continuous Service – Termination Without Cause or Resignation for Good Reason. In the event an Optionholder’s Continuous Service is terminated by the Company or its Affiliates without Cause, or upon the Optionholder’s termination of Continuous Service by resignation for Good Reason, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise permitted by the Company) but only within such period of time ending on the earlier of (i) the date twelve (12) months following the termination of the Optionholder’s Continuous Service (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate.

(j) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or similar requirements of applicable law of another jurisdiction to which the Option is subject, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or similar requirements.

(k) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder does not exercise his or her Option within the specified time, the Option shall terminate.

(l) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death or as otherwise permitted by the Company) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 12, but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If the Option is not exercised within the specified time, the Option shall terminate.

(m) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.

(n) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 10(i) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7. Provisions of Stock Awards other than Options.

(a) Restricted Stock Purchase Awards. Each Restricted Stock Purchase Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of a Restricted Stock Purchase Award agreement may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Award agreements need not be identical, but each Restricted Stock Purchase Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration/Purchase Price. The purchase price of a Restricted Stock Purchase Award, if any, shall be the same amount as the Board shall determine and designate in the Stock Award Agreement. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Award agreement, if any, shall be paid either: (1) in cash or by check at the time the time of purchase, (2) at the discretion of the Board at the time of the grant of the Restricted Stock Purchase Award (but prior to the time of purchase) (A) by delivery to the Company of other Common Stock or (B) in any other form of legal consideration that may be acceptable to the Board, or (3) a combination of the above. Unless otherwise specifically provided in the Stock Award Agreement, the purchase price of Common Stock acquired pursuant to a Restricted Stock Purchase Award that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).

(ii) Vesting Generally. The total number of shares of Common Stock subject to a Restricted Stock Purchase Award may, but need not, vest in periodic installments that may, but need not, be equal.

(iii) Repurchase. Shares of Common Stock awarded under a Restricted Stock Purchase Award agreement may, but need not, be subject to a share repurchase right in favor of the Company.

(iv) Termination of Participant’s Continuous Service. In addition to other provided to the Company hereunder and under the terms of any Restricted Stock Purchase Award agreement, in the event a Participant’s Continuous Service terminates for any reason or no reason, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Purchase Award agreement at the Participant’s acquisition cost (if any) subject, however, to the provisions of Section 10(i) hereof.

(b) Restricted Stock Units. Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of a Restricted Stock Unit agreement may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Restricted Stock Unit is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(ii) Vesting Generally. Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the shares of Common Stock that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

(c) Stock Appreciation Rights. The Board also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of shares of Common Stock covered by an Option (or such lesser number of Shares as the Board may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in a Stock Award Agreement) and as are required under Section 409A of the Code. Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of provisions thereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Terms. The exercise price per share of a Stock Appreciation Right shall be equal to the greater of (x) Fair Market Value of a share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price of the related Option and (y) the minimum amount permitted by applicable law, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share over (B) the exercise price per share, times (ii) the number of shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share over (B) the option exercise price per share, times (ii) the number of shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in shares of Common Stock (any such shares valued at such Fair Market Value), all as shall be determined by the Board. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares with respect to which the Stock Appreciation Right is being exercised. No fractional shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Board should so determine, the number of shares will be rounded downward to the next whole share.

(ii) Limitations. The Board may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d) Performance-Based Awards. Notwithstanding anything to the contrary herein, following the Listing Date, any Stock Awards granted under this Plan (other than Options or Stock Appreciation Rights, which otherwise constitute “qualified performance-based compensation” under Section 162(m) of the Code) are intended to be granted in a manner which may be deductible by the Company as “qualified performance-based compensation” under Section 162(m) of the Code (or any successor section thereto) (such Stock Awards, “Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Board for a performance period established by the Board (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Board shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be: (x) with respect to Performance-Based Award that are denominated in Shares, 13,515,536 Shares, and (y) with respect to Performance-Based Awards that are not denominated in Shares, $80,000,000. The Board shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Board. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Board. The amount of the Performance-Based Award determined by the Board for a performance period shall be paid to the Participant at such time as determined by the Board in its sole discretion and set forth in the applicable Stock Award Agreement after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Board and consistent with the provisions of Section 162(m) and/or Section 409A of the Code, elect to defer payment of a Performance-Based Award.

8. Covenants of the Company.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The grant of Stock Awards and the issuance of Common Stock pursuant to Stock Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Stock Awards may not be issued if the issuance of such Stock Awards would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed or will be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and/or other applicable securities laws. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Stock Award or share of Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Stock Award or Common Stock.

9. Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. Miscellaneous.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof shall vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it shall vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for issuance of the Common Stock pursuant to the terms of the applicable Stock Award.

(c) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason or no reason, with or without notice, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (where withholding in excess of the minimum amount will result in a supplemental charge to earnings for financial accounting purposes); or (iii) delivering to the Company owned and unencumbered shares of Common Stock; provided, however, in the case of the tender of shares, that any such shares have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Board in order to avoid a supplemental charge to earnings for financial accounting purposes).

(g) Non-Qualified Deferred Compensation. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Stock Awards hereunder shall be administered, operated and interpreted in a manner intended to comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any amounts payable hereunder will be taxable to a Participant under

Section 409A of the Code and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Stock Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Stock Awards hereunder and/or (ii) take such other actions as the Board determines necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date.

(h) Information Obligation. Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations and Rule 701 or any respective successor(s) thereto, the Company shall deliver financial statements and any other required disclosure documents to Participants at least annually, and such disclosure may but need not be made electronically (including by the delivery of a .pdf file, a hyperlink to a web page or any other electronic means). Unless otherwise required under Rule 701, this Section 10(h) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

(i) Repurchase Limitation. The terms of any repurchase option applicable to the unvested portion of a Stock Award or shares of Common Stock subject to the unvested portion of a Stock Award may be at the original purchase price. Notwithstanding any other provision of this Plan, to the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, or any successor thereto, at the time a Stock Award is made, any repurchase option applicable to a Stock Award or share of Common Stock issued pursuant to a Stock Award granted prior to the Listing Date to a person who is not an Officer, Director or Consultant shall be upon the following terms:

(i) Repurchase at Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination, then the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

(ii) Repurchase at Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the original purchase price, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

(j) USD. References to dollars throughout the Plan are intended to be in U.S. dollars.

11. Adjustments to Stock Awards.

(a) Capitalization Adjustments. In the event of any change in the outstanding Common Stock subject to the Plan, or subject to or underlying any Stock Award, by reason of any stock dividend, stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of shares of Common Stock or other corporate exchange, or any extraordinary distribution or extraordinary dividend to holders of Common Stock (whether paid in cash or otherwise) or any transaction similar to the foregoing, the Board shall make such substitution or adjustment, if any, as it deems to be equitable to (i) the type, class(es) and maximum number of securities or other property subject to the Plan pursuant to Sections 4(a) through 4(d) and the maximum number of securities or other property subject to award to any Person pursuant to Section 5(c), (ii) the type, class(es) and number of securities or other property subject to outstanding Stock Awards, (iii) the exercise price, base price, redemption price or purchase price applicable to outstanding Stock Awards, or (iv) any other affected terms of any outstanding Stock Awards; provided that the Board shall determine in its sole discretion the manner in which such adjustment or substitution shall be made. Any determination, substitution or adjustment made by the Board under this Section 11(a), shall be final, binding and conclusive on all persons. The conversion of any convertible securities of the Company shall not be treated as a transaction that shall cause the Board to make any determination, substitution or adjustment under this Section 11(a).

(b) Adjustments Upon A Change in Control.

(i) In the event of a Change in Control, any surviving entity or acquiring entity may assume or continue any Stock Awards outstanding under the Plan or may substitute similar stock awards with substantially equivalent economic value (including an award to acquire the same consideration paid to the stockholders in the transaction by which the Change in Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity declines to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may, to the extent permitted under Section 409A of the Code (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to its fair value (as determined in the good faith determination of the Board) which, in the case of certain Stock Awards (e.g., Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Purchase Awards, Restricted Stock Unit Awards, and Stock Appreciation Rights), shall equal the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise price, base price or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (2) continue the Stock Awards upon such terms as the Board determines in its sole discretion, (3) provide for the issuance of substitute Stock Awards that will substantially preserve the otherwise applicable terms of any affected Stock Awards (including any unrealized value immediately prior to the Change in Control) previously granted hereunder, as determined by the Board in its sole discretion, or (4) notify Participants holding certain Stock Awards that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such

Stock Award) at or prior to the closing of the transaction by which the Change in Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs. With respect to any Stock Awards held by Participants whose Continuous Service has terminated, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change in Control occurs. If requested by the person or group acquiring control of the Company in a transaction or series of related transactions constituting a Change in Control, the Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii) In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Other Written Agreements. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability or other terms and conditions as set forth in the Stock Award Agreement for such Stock Award or as set forth in any other written agreement between the Company or any Affiliate and the Participant. In the event of any conflict between written documents relating to the treatment of a Stock Award held by a Participant, such additional acceleration provisions and other terms and conditions shall be controlling.

12. Limitations on Transfers

(a) Transferability of Stock Awards. No Stock Award issued under this Plan prior to the Listing Date may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of a Participant), assigned, pledged, hypothecated or otherwise disposed of, except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement, to such further extent permitted by applying the standard set forth in Section 260.140.41(d) of Title 10 of the California Code of Regulations (or any successor thereto) at the time of the grant of the Stock Award. Any unauthorized transfer of a Stock Award shall be void. A Stock Award issued under this Plan on or after the Listing Date shall be transferable to the extent provided in the Stock Award Agreement. If a Stock Award Agreement issued under this Plan on or after the Listing Date does not provide for transferability, then the Stock Award shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise applicable rights under a Stock Award Agreement.

(b) Special Rule Applicable to Incentive Stock Options. Notwithstanding the provisions of Section 12(a), an Incentive Stock Option issued under this Plan shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionholder only by the Optionholder; provided, however, that the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(c) Limited Transfers for the Benefit of Family Members. Notwithstanding any other provision set forth in this Section 12, the Board, in its sole discretion, may permit a Stock Award issued under this Plan to be assigned or transferred subject to the applicable limitations, if any, set forth in Section 260.140.41(d) and Section 260.140.42(c) of Title 10 of the California Code of Regulations, Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor(s) thereto.

(d) Permitted Transferees. Any Permitted Transferee will be subject to all of the terms and conditions applicable to a person transferring a Stock Award issued under this Plan, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Stock Award Agreement.

13. Section 12 of the Exchange Act

Prior to an initial public offering, in the event that the Company, in its sole discretion, deems it necessary to ensure that the Company does not become subject to the registration requirements set forth in Section 12(g) of the Exchange Act, the Company shall be entitled to engage in the following actions (and any additional actions set forth in an individual’s Stock Award Agreement):

(a) Certain Amendments. It is expressly contemplated that the Board may at any time, and from time to time, amend the Plan and/or any Stock Award issued under the Plan, in any respect the Board deems necessary or advisable in order to ensure that the Company does not become subject to the registration requirements set forth in Section 12(g) of the Exchange Act.

(b) Suspend Options. The Company may prevent the exercise of Options issued under this Plan, in which case, such Options shall remain outstanding and become exercisable at the time that the Company delivers a notice to affected Participants that such Options are again exercisable, whereupon either (i) such Options shall become exercisable according to their terms, or (ii) if an Option would no longer be exercisable according to its terms but previously was or would have been exercisable under those terms, such Option shall remain exercisable until the 30th day following the day that the Company delivers the notice described above. Notwithstanding the other provisions of this Section 14(a), no Option shall remain outstanding or exercisable after the expiration date of the Option as set forth in the Stock Award Agreement documenting such Option.

(c) Require Contribution to a Trust. The Company may require Participants to contribute Stock Awards and any shares of Common Stock issued under this Plan to a trust designated by the Company under the terms and conditions of a trust agreement approved by the Company. The Company shall bear the expenses of maintaining the trust.

14. Management Shareholders’ Agreement and Escrow

(a) Awards Subject to Plan and Management Stockholders Agreement. All Stock Awards issued hereunder shall be subject to all the terms and conditions of the Plan, any applicable Stock Award Agreement and the Management Stockholders Agreement, which terms and conditions are incorporated herein by reference to the extent applicable to Stock Awards issued hereunder. As a condition of receiving Stock Awards hereunder, each Participant will be obligated to execute such agreements and documents as the Board may require including, without limitation, the Management Stockholders Agreement.

(b) Escrow. To ensure that the shares of Common Stock issuable pursuant to Stock Awards are not transferred in contravention of the terms of the Plan and the individual Stock

Award Agreements, to ensure that the Common Stock subject to a repurchase option or reacquisition right will be available for repurchase or reacquisition, to ensure enforceability of the rights of any parties relating to the shares of Common Stock as provided for in the Management Stockholders Agreement, and to ensure compliance with other provisions of the Plan, the Company may in its sole discretion require Participants to deposit the certificates evidencing the shares of Common Stock issued under this Plan with an escrow agent designated by the Company.

15. Amendment of the Plan and Stock Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, and Section 13 relating to amendments necessary to ensure that the Company does not become subject to the registration requirements set forth in Section 12(g) of the Exchange Act, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, any applicable state corporate or securities law requirements, or any securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and deferred compensation arrangements and/or to bring the Plan and/or Incentive Stock Options and other Stock Awards granted under it into compliance therewith.

(d) No Material Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (A) (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing, or (B) such amendment is necessary pursuant to Section 10(g) or Section 13(a) hereof.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that subject to the provisions of Section 13(a) and Section 16, the rights under any Stock Award shall not be materially impaired by any such amendment unless (A) (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing, or (B) such amendment is necessary pursuant to Section 10(g) hereof.

16. Termination or Suspension of the Plan

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

17. Effective Date of Plan

The Plan shall become effective immediately upon its adoption by the Board, but no Stock Awards may be granted unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

18. Choice of Law

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.